ARTICLES OF INCORPORATION


1.       Name of corporation:
         Alpha Publishing Inc.

2. The classes and any maximum number of shares that the corporation is authorized to issue:
         See Schedule A attached.

3.       Restrictions on share transfers (if any):
         None

4. Number or minimum and maximum number of directors that the corporation may have:
                           Minimum - 3      Maximum - 9

5. If the corporation is restricted from carrying on a certain business, or restricted to carrying on a certain business, specify the restrictions:
         Not applicable

6.       Other rules or provisions (if any):
         The corporation is a distributing corporation.

7.       Date:    1996              04               09
                  -------------------------------------
                  Year            Month             Day

Incorporators Names:    Address (including postal code)         Signature

Gregory R. Harris       Suite 500, 630 4th Ave. S.W.       /s/ Gregory R. Harris
                        Calgary, Alberta T2P 0J9